1 THIRD AMENDMENT TO THE AMENDED AND RESTATED SERVICES AGREEMENT This Third Amendment (“Third Amendment”), effective as of May 3, 2024 (“Effective Date”), is made by and between Hot Topic, Inc., a California corporation (“Hot Topic”), and Torrid LLC, a California limited liability company (“Torrid”). This Third Amendment is made pursuant to the Amended & Restated Services Agreement, dated March 21, 2019, as amended (the “Amended & Restated Services Agreement”), executed by and between Hot Topic and Torrid, as amended. Hot Topic and Torrid may referred to individually as a “Party” or collectively as the “Parties.” RECITALS WHEREAS, pursuant to the Amended & Restated Services Agreement, Hot Topic agreed to provide, among other things, certain real estate lease administration and construction services to Torrid; WHEREAS, the Parties wish to amend the Amended & Restated Services Agreement to change the real estate lease administration and construction services provided by Hot Topic to Torrid, as well as the fee charged by Hot Topic in connection with such services, effective the Effective Date; NOW THEREFORE, Hot Topic and Torrid agree that the Amended & Restated Services Agreement is hereby amended as follows: 1. Schedule 3 of the Amended & Restated Services Agreement, titled “Real Estate and Construction,” shall be deleted in its entirety and replaced with the Schedule 3 attached hereto as Exhibit A. The services, fees, and all other obligations liabilities related to the Schedule 3 attached hereto shall be effective as of the Effective Date, and shall not apply retroactively. For further avoidance of doubt, the Parties acknowledge and agree that the Schedule 3 attached hereto shall supersede and replace any and all previous versions of Schedule 3 agreed upon by the Parties. 2. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, and said counterparts together shall constitute one and the same instrument binding the Parties hereto. This Third Amendment may be executed by providing an electronic signature under the terms of the UETA and/or E-SIGN Act. Each Party agrees that any electronic signatures of the Parties included in this Third Amendment are intended to authenticate this writing and to have the same force and effect as handwritten signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a Party with the intent to sign such record. 3. Except as modified herein, all other covenants and provisions of the Amended & Restated Services Agreement shall remain unmodified and in full force and effect. [signatures on following page] DocuSign Envelope ID: 2E94315D-08DC-4255-9EE1-64759248B2D5

2 By signing in the space provided below, the Parties hereto have accepted and agreed to all of the terms and conditions hereof. TORRID LLC HOT TOPIC, INC. By: ______________________ By: _________________________ Name: Paula Dempsey Name: Ash Walia Title: CFO Title: CFO DocuSign Envelope ID: 2E94315D-08DC-4255-9EE1-64759248B2D5 May 9, 2024May 3, 2024

3 EXHIBIT A SCHEDULE 3 REAL ESTATE AND CONSTRUCTION Fees The Fees for the Services on this Schedule 3 shall be as set forth below: Service Type Fees 1. Real Estate Lease Administration & Construction Services Fixed Fee $181,000 per month. Services Real Estate Lease Administration Services: Hot Topic will provide Torrid with the following: 1) Lease negotiation and management services, including the negotiation and management of lease kick-outs, lease expirations and modifications (including rent reductions) and negotiation and management of leases for new stores, relocations and remodels, with Hot Topic using commercially reasonable efforts on behalf of Torrid in connection therewith; provided that (i) the lease negotiation services described above shall not include, nor shall Hot Topic or its agents be deemed to have offered at any time, legal advice or opinions with respect to any documents or agreements generated in connection with such negotiations, and Torrid, at Torrid’s election and sole cost and expense, shall provide its own legal counsel and other advisors as to the suitability of such documents and agreements and the overall lease transaction; but relying on HT for appropriate lease language in line with industry practice (ii) all final decisions whether to accept or reject a deal shall be made by Torrid, and Hot Topic shall have no liability to Torrid in connection with the consummation of, or the failure to consummate, any lease transaction contemplated herein; and (iii) under no circumstances shall Hot Topic be required to execute or deliver any guaranty or other security with respect to the effectuation, renewal, extension or replacement of any such leases or to secure alternate leased space for Torrid. DocuSign Envelope ID: 2E94315D-08DC-4255-9EE1-64759248B2D5

4 2) Maintain existing leasing files, consisting of leases, correspondence and leasing plans for all existing Torrid locations. 3) Handle negotiations for store storage agreements, temporary store location agreements and processing Estoppels and SNDA’s. 4) Lease abstraction services for changes related to details of executed lease modifications (new lease and remodel/relocation abstracts will be paid by Torrid). 5) Upon request by Torrid, Hot Topic will provide migration assistance for Torrid stores data in the lease administration, lease payables and/or information management systems applications. Such migration assistance will include consultation and access to appropriate electronic database information that will be extracted from the databases associated with the systems identified above; provided, that it will not include any integration support for the loading of such data into the systems of Torrid. Additionally, such migration assistance will include provision of readily-available contact information and communications facilitation with the related Torrid stores’ outside software providers. The database extracts from the payables system will include, to the extent available, all current payment information and payment history for Torrid stores. 6) Maintain and provide originals of all Torrid leases. 7) Maintain and provide names and readily-available contact information of landlords that supply significant services to Torrid stores. 8) Provide available real estate strategy information and research data, if any, pertaining exclusively to Torrid stores real estate analysis and decision making used to determine new leases and/or renewals for years during the Term of the Agreement. 9) Manage lease system data, including reasonably prompt entry of lease data into Torrid’s then-current lease management system. 10) Manage real estate store proforma model and other data points used to evaluate new store openings, as well as utilize applicable information provided by Torrid in its evaluation of new store openings. 11) Maintain communications with landlords on behalf of Torrid regarding lease issues. 12) Assistance, as necessary, in securing marketing related activities, including but not limited to complimentary in-mall marketing for grand openings and/or other events, signage locations, emails, and social influencer accommodations with selected landlords. 13) Review, analyze, and compose all kickout letters, co-tenancy letters, default notices to Landlord, and all ad-hoc letters needed by Torrid. 14) Correspond with Landlord on behalf of Torrid on rent related issues including YE adjustment disputes, default notices, and operational issues involving the store premises or operational covenants. 15) Negotiate all legal demands or lawsuits pertaining to the stores rents and operations. 16) Partner with Torrid risk management and General Counsel on any insurance issues, security issues, legal (non lease) issues and certificate of occupancies and licenses. Construction, Facility Services, and Repairs and Maintenance for Stores & Headquarters (for both new stores and remodels of existing stores and fixture roll-outs): Hot Topic will provide Torrid with the following services: DocuSign Envelope ID: 2E94315D-08DC-4255-9EE1-64759248B2D5

5 1) Purchasing (price negotiation), arranging for shipment, and installation of materials. 2) Design of space. 3) Production of architectural and mechanical drawings of store designs. 4) Administration of construction of Torrid’s stores to drawing specifications provided to Hot Topic (such specifications to be generally consistent with designs of Torrid’s stores constructed within the 12 months prior to the date of this Third Amendment). 5) Project management and accumulation of capital costs. 6) Maintenance of floor plans. 7) General (and reasonable) repairs and maintenance coordination; vendor selection; pricing negotiation and vendor management for Torrid’s headquarters and stores. 8) Assistance, as reasonably necessary, to provide store design and construction services to Torrid, including the transfer to Torrid of: a. Store design plans, including working drawings, elevations and spec sheets done on behalf of Torrid that are in the possession of Hot Topic or readily- available to Hot Topic from third parties for Torrid stores. b. Hot Topic’s list of contractors, architects, materials, suppliers, and other non-Hot Topic resources used in the design and construction of Torrid stores. c. Detailed lists of contractor and vendor costs associated with Torrid stores. 9) Upon completion of each store construction project: a. Torrid shall deliver to Hot Topic an executed Letter of Acceptance, with respect to such project, provided that Hot Topic has certified to Torrid that the tenant’s work under the applicable lease has been substantially completed, i.e., complete except for minor punchlist items, in accordance with the plans and specifications for such project. b. For all leases where there is a tenant allowance to be paid by the landlord, Hot Topic will provide all necessary documentation required under the lease (e.g., lien wavers, contractor affidavit, certificate of occupancy, architect certification, paid bills, etc.) to the landlord, and Hot Topic will provide copies of all such documentation to Torrid. With respect to leases signed by Torrid, Torrid agrees to review allowance documentation requirements with Hot Topic. Obligations of Torrid Within ninety (90) days of Torrid’s fiscal year end, Torrid shall provide Hot Topic with a 12-month forecast (in a form agreed upon by the Parties), setting forth Torrid's good faith estimate of the number of stores to be opened and/or remodeled, leases to be negotiated and stores to be closed during such period in connection with the services described in this Schedule 3. Termination of Agreement At any time during the term, either Party may elect to terminate the Real Estate Lease Administration Services and/or Construction Services, as described above, upon ninety (90) days' prior written notice to the other Party. Hot Topic shall reimburse Torrid within thirty (30) days of such termination for any prepaid fee amounts. DocuSign Envelope ID: 2E94315D-08DC-4255-9EE1-64759248B2D5